Exhibit 99.1

NEWS RELEASE

CORRECTED

EQT REPORTS SECOND QUARTER 2015 EARNINGS

Significant volume growth overwhelmed by low commodity prices

PITTSBURGH, PA (July 23, 2015) — EQT Corporation (NYSE: EQT) today announced second quarter 2015 net income attributable to EQT of $5.5 million, or $0.04 per diluted share (EPS), compared to second quarter 2014 earnings of $110.9 million, or $0.73 EPS. Adjusted net income for the quarter was $1.1 million, or $0.01 adjusted EPS, compared to adjusted EPS of $0.61 in the second quarter of 2014. Adjusted operating cash flow attributable to EQT was $157.3 million in the second quarter 2015; $125.6 million lower than the same period last year. The non-GAAP financial measures are detailed and reconciled in the Non-GAAP Disclosures section of this news release.

Highlights:

•            Production sales volume was 34% higher

•            Midstream gathering revenue was 35% higher

•            Midstream transmission revenue was 19% higher

•            Realized natural gas price was 40% lower

•            Successful IPO of EQT GP Holdings, LP

•            Cash balance of $2 billion (excluding EQM)

•            A $1.5 billion undrawn, unsecured revolver

RESULTS BY BUSINESS

EQT Production

EQT Production achieved sales volume of 147.1 Bcfe in the second quarter 2015, 33.5% higher than the second quarter 2014; however, the increase in revenue from the higher volume was more than offset by a 53% lower average realized sales price compared to the same quarter last year, at $1.41 per Mcfe for the quarter. Adjusted net operating revenue for the quarter (a non-GAAP financial measure) was $206.8 million, which was $123.8 million lower. Operating loss for the second quarter was $66.9 million, including noncash losses on hedges of $25.9 million, compared to operating income of $144.7 million last year, including noncash losses on hedges of $9.5 million.

EQT Production’s operating expenses for the quarter were $310.5 million, which was $50.7 million higher than the same period last year and consistent with the significant growth in sales volume. Depreciation, depletion, and amortization (DD&A) was $37.1 million higher. Transportation and processing expenses were $11.2 million higher; exploration expense was $4.0 million higher; and lease operating expense (LOE), excluding production taxes, was $2.8 million higher. However, production taxes were $3.2 million lower resulting from a lower average unhedged price; while selling, general and administrative (SG&A) was $1.2 million lower.

The Company drilled (spud) 48 gross wells during the second quarter 2015, which included 38 Marcellus wells, with an average length-of-pay of 4,865 feet; and 10 Upper Devonian wells, with an average length-of-pay of 5,510 feet.

Guidance

The Company increased its 2015 guidance for production sales volume to 595 — 605 Bcfe, including liquids volume of 9,000 — 10,000 MBBls. Third quarter volume is estimated at 150 — 155 Bcfe, with liquids of 2,300 — 2,400 MBBls. The Company also expects the average differential to the NYMEX price forecast of negative $0.35 — negative $0.45 per Mcf for 2015; with an average differential to the NYMEX price of negative $0.85 — negative $0.95 per Mcf for the third quarter of 2015.

EQT Midstream

EQT Midstream’s second quarter 2015 operating income was $108.2 million, 22% higher than the second quarter of 2014. Net operating revenue was $189.4 million, 24% higher than the same period last year. Net gathering revenue was 35% higher at $122.9 million, resulting from a 35% increase in gathered volume. Net transmission revenue increased by 19% to $61.1 million, due to an increase in firm transmission contracted capacity added in the fourth quarter of 2014. Operating expenses for the quarter were $81.2 million, which was $10.6 million higher than the same period last year. Per unit gathering and compression expense decreased by 19% as volume continued to grow faster than expenses.

Guidance

The Company is projecting 2015 midstream earnings before interest, taxes, depreciation, and amortization (EBITDA) between $555 and $575 million.

Realized Price

In the second quarter, the Company’s average realized price was $2.36 per Mcfe, 40% lower than the $3.93 per Mcfe realized in the second quarter 2014 — with $1.41 per Mcfe allocated to EQT Production and $0.95 per Mcfe allocated to EQT Midstream.

OTHER BUSINESS

EQT Midstream Partners, LP (NYSE: EQM) / EQT GP Holdings, LP (NYSE: EQGP)

On May 15, 2015, EQT GP Holdings, LP (EQGP), an EQT Corporation company, completed its initial public offering of 26,450,000 common units at $27.00 per unit. EQT Corporation holds a 90.1% limited partner interest and a non-economic general partner interest in EQGP.

EQGP owns a 30.2% limited partner interest and 2% general partner interest, including 100% of the incentive distribution rights, in EQT Midstream Partners, LP (EQM), a growth-oriented limited partnership formed by EQT to own, operate, acquire and develop midstream assets in the Appalachian Basin.

For the second quarter of 2015, EQT recorded $58.2 million of earnings, or $0.38 per diluted share, attributable to noncontrolling interests in EQGP and EQM.

On July 21, 2015, EQM announced a cash distribution to its unitholders of $0.64 per unit, for the second quarter of 2015. EQGP also announced its initial cash distribution to its unitholders of $0.04739 per unit for the second quarter of 2015. The initial distribution is prorated for the 47 days from the close of its initial public offering to the end of the quarter, and corresponds to a quarterly distribution of $0.09175 per unit.

The results for EQM and EQGP were released today and are available at www.eqtmidstreampartners.com.

Hedging

During the quarter, the Company added to its hedge position. The Company’s total natural gas production hedge position through 2017 is:

	2015**	2016***	2017***
Fixed Price
Total Volume (Bcf)	158	201	74
Average Price per Mcf (NYMEX)*	$3.97	$4.00	$3.84

Collars
Total Volume (Bcf)	0.19	—	7
Average Floor Price per Mcf (NYMEX)*	$4.55	$—	$3.15
Average Cap Price per Mcf (NYMEX)*	$7.21	$—	$4.03

    *The average price is based on a conversion rate of 1.05 MMBtu/Mcf

  **July through December

***For 2016 and 2017, the Company also has a natural gas sales agreement for 35 Bcf that includes a NYMEX ceiling price of $4.88/Mcf. The Company also sold calendar year 2016 and 2017 calls for approximately 11 Bcf and 13 Bcf at strike prices of $3.65 per Mcf and $3.90 per Mcf, respectively.

Operating Income

The Company reports operating income by segment in this news release. Interest, income taxes and unallocated expense are controlled on a consolidated, corporate-wide basis and are not allocated to the segments.

The following table reconciles operating (loss) income by segment, as reported in this news release, to the consolidated operating income reported in the Company’s financial statements:

	Three Months Ended June 30,		Six Months Ended June 30,
(thousands)	2015	2014	2015	2014
Operating (loss) income:
EQT Production	$(66,886)	$144,689	$118,957	$421,894
EQT Midstream	108,192	88,527	237,931	171,596
Unallocated expense	(8,272)	(8,445)	(9,095)	(11,928)
Operating income	$33,034	$224,771	$347,793	$581,562

Unallocated expense is primarily due to certain incentive compensation and administrative costs that are not allocated to the operating segments.

Marcellus Horizontal Well Status (cumulative since inception)

	As of 6/30/15	As of 3/31/15	As of 12/31/14	As of 9/30/14	As of 6/30/14
Wells spud	797	759	722	670	628
Wells online	604	560	531	480	439
Wells complete, not online	62	45	23	31	44
Frac stages (spud wells)*	20,432	19,169	18,640	17,119	15,632
Frac stages online	14,649	13,392	12,408	10,762	9,289
Frac stages complete, not online	2,002	1,391	673	968	1,381

*Includes planned stages for spud wells that have not yet been hydraulically fractured.

NON-GAAP DISCLOSURES

Adjusted Net Income and Adjusted Earnings per Diluted Share

Adjusted net income and adjusted earnings per diluted share are non-GAAP supplemental financial measures that are presented because they are important measures used by management to evaluate period-to-period comparisons of earnings trends. Adjusted net income and adjusted earnings per diluted share should not be considered as alternatives to net income or earnings per diluted share presented in accordance with GAAP.

The table below reconciles adjusted net income and adjusted earnings per diluted share with net income and earnings per diluted share, as derived from the statements of consolidated income to be included in EQT’s report on Form 10-Q for the quarter ended June 30, 2015.

	Three Months Ended June 30,
(thousands, except per share information)	2015	2014
Net income attributable to EQT, as reported	$5,536	$110,921
Add back / (deduct):
Asset impairments	9,433	6,244
Hedging ineffectiveness gain	—	(987)
(Gain) loss on derivatives not designated as hedges	(4,259)	8,525
Cash settlements received on derivatives not designated as hedges	30,879	465
Premiums paid for derivatives that settled during the period	(1,018)	—
Non-cash gain on Nora asset exchange	—	(37,749)
Tax impact (a)	(3,787)	7,104
Subtotal	$36,784	$94,523
Tax benefit related to regulatory asset	(35,713)	—
Income from discontinued operations, net of tax	—	(1,876)
Adjusted net income attributable to EQT	$1,071	$92,647
Diluted weighted average common shares outstanding	152,877	152,570
Diluted EPS, as adjusted	$0.01	$0.61

(a)         Tax impact for the three months ended June 30, 2015, is based on an estimated full-year effective tax rate of 10.81%; and for the three months ended June 30, 2014, is the effective tax rate of 30.2%.

Operating Cash Flow and Adjusted Operating Cash Flow Attributable to EQT

Operating cash flow and adjusted operating cash flow attributable to EQT are non-GAAP supplemental financial measures that are presented as indicators of an oil and gas exploration and production company’s ability to internally fund exploration and development activities and to service or incur additional debt. EQT includes this information because management believes that changes in operating assets and liabilities relate to the timing of cash receipts and disbursements, and therefore, may not relate to the period in which the operating activities occurred. Adjusted operating cash flow attributable to EQT excludes the noncontrolling interest portion of adjusted EQT Midstream Partners EBITDA (a non-GAAP supplemental financial measure reconciled below). Management believes that removing the impact on operating cash flows of the public unitholders of EQGP and EQM that is otherwise required to be consolidated in EQT’s results provides useful information to an EQT investor. Operating cash flow and adjusted operating cash flow attributable to EQT should not be considered as alternatives to net cash provided by operating activities presented in accordance with GAAP. The table below reconciles operating cash flow and adjusted operating cash flow attributable to EQT with net cash provided by operating activities, as derived from the statements of consolidated cash flows to be included in EQT’s report on Form 10-Q for the quarter ended June 30, 2015.

	Three Months Ended June 30,		Six Months Ended June 30,
(thousands)	2015	2014	2015	2014
Net Income	$63,747	$138,264	$284,915	$349,199
Add back / (deduct):
Depreciation, depletion, and amortization	196,819	157,219	391,564	309,330
Deferred income tax (benefit) expense	(164,855)	(31,301)	(195,925)	54,577
Asset impairments, non-cash	9,433	6,244	28,428	6,519
Hedging ineffectiveness (gain) loss	—	(987)	—	21,273
(Gain) loss on derivatives not designated as hedges	(4,259)	8,525	(47,851)	17,879
Cash settlements received (paid) on derivatives not designated as hedges	30,879	465	38,775	(10,836)
Non-cash gain on Nora asset exchange	—	(37,749)	—	(37,749)
Non-cash gain on disposition	—	(3,598)	—	(3,598)
Non-cash incentive compensation	12,988	9,493	28,429	20,810
Other items, net	(3,813)	(3,346)	(5,276)	(4,211)
Operating cash flow:	$140,939	$243,229	$523,059	$723,193

Add back (deduct) :
Changes in other assets and liabilities	61,972	46,330	132,968	42,227
Net cash provided by operating activities	$202,911	$289,559	$656,027	$765,420

	Three Months Ended June 30,		Six Months Ended June 30,
(thousands)	2015	2014	2015	2014
Operating cash flow (a non-GAAP measure reconciled above)	$140,939	$243,229	$523,059	$723,193
(Deduct) / add back:
Noncontrolling interest portion of adjusted EQT Midstream Partners EBITDA(a)	(76,078)	(34,302)	(138,273)	(57,153)
Exploration expense (cash)	1,989	1,208	3,414	2,352
Drilling program reduction charges, cash	—	—	5,400	—
Current taxes on transactions(b)	90,486	72,788	150,425	72,788
Adjusted operating cash flow attributable to EQT	$157,336	$282,923	$544,025	$741,180

(a)    Adjusted EQT Midstream Partners EBITDA and noncontrolling interest portion of adjusted EQT Midstream Partners EBITDA are non-GAAP supplemental financial measures reconciled below.

(b)    Amount represents current tax expense related to the sale of the Northern West Virginia Marcellus Gathering System (NWV Gathering) and the sale of EQGP units in its initial public offering.

EQT Production Adjusted Net Operating Revenues

The operational information in the EQT Corporation Price Reconciliation table below presents an average realized price ($/Mcfe) to EQT Production and EQT Corporation, which is based on EQT Production’s adjusted net operating revenues, a non-GAAP supplemental financial measure. EQT Production adjusted net operating revenues is presented because it is an important measure used by the Company’s management to evaluate period-to-period comparisons of earnings and cash flow trends. EQT Production adjusted net operating revenues should not be considered as an alternative to EQT Corporation operating revenues, the most directly comparable GAAP financial measure, to be included in EQT’s report on Form 10-Q for the quarter ended June 30, 2015. The tables below reconcile EQT Production adjusted net operating revenues, a non-GAAP supplemental financial measure, to EQT Corporation operating revenues.

The Company reports gain (loss) for hedging ineffectiveness and gain (loss) on derivatives not designated as hedges within total operating revenues.

Third-party costs incurred to gather, process and transport gas produced by EQT Production to market sales points are recorded as a portion of transportation and processing costs in the Company’s Statements of Consolidated Income, to be included in EQT’s report on Form 10-Q for the quarter ended June 30, 2015. Some transportation costs incurred by the Company are marketed for resale and are not incurred to transport gas produced by EQT Production. These transportation costs are reflected as a deduction from total operating revenues.

Calculation of EQT Production adjusted net operating revenues

	Three Months Ended June 30,		Six Months Ended June 30,
$ in thousands (unless noted)	2015	2014	2015	2014
EQT Production total operating revenues, as reported on segment page	$243,587	$373,532	$745,781	$885,906
(Deduct) add back:
(Gain) loss for hedging ineffectiveness	—	(987)	—	21,273
(Gain) loss on derivatives not designated as hedges	(5,177)	8,728	(49,423)	13,868
Net cash settlements received (paid) on derivatives not designated as hedges	32,064	782	36,544	(8,935)
Premiums paid for derivatives that settled during the period	(1,018)	—	(2,025)	—
EQT Production transportation and processing, as reported on segment page	(62,629)	(51,432)	(122,269)	(96,061)
EQT Production adjusted net operating revenues, a non-GAAP measure	$206,827	$330,623	$608,608	$816,051

Total sales volumes (MMcfe)	147,051	110,136	292,249	216,259

Average realized price to EQT Production ($/Mcfe)	$1.41	$3.00	$2.08	$3.77
Add:
Gathering and Transmission to EQT Midstream ($/Mcfe)	$0.95	$0.93	$0.94	$0.94
Average realized price to EQT Corporation ($/Mcfe)	$2.36	$3.93	$3.02	$4.71

EQT Production total operating revenues, as reported on segment page	$243,587	$373,532	$745,781	$885,906
EQT Midstream total operating revenues, as reported on segment page	192,430	162,345	400,656	328,571
Less: intersegment revenues, net	(2,843)	(9,709)	(4,490)	(26,684)
EQT Corporation total operating revenues, as reported in accordance with GAAP	$433,174	$526,168	$1,141,947	$1,187,793

Adjusted EQT Midstream Partners EBITDA and Noncontrolling Interest Portion of Adjusted EQT Midstream Partners EBITDA

As used in this news release, adjusted EQT Midstream Partners (EQM) EBITDA means EQM’s net income plus EQM’s interest expense, depreciation and amortization expense, income tax expense (if applicable), and non-cash long-term compensation expense less EQM’s equity income, other income, capital lease payments, and adjusted EBITDA attributable to the Jupiter Gathering System (Jupiter) and NWV Gathering prior to acquisition. As used in this news release, noncontrolling interest portion of adjusted EQT Midstream Partners EBITDA means the portion of adjusted EQT Midstream Partners EBITDA attributable to the noncontrolling interest unit holders of EQM and EQT GP Holdings, LP (EQGP). Adjusted EQT Midstream Partners EBITDA and noncontrolling interest portion of adjusted EQT Midstream Partners EBITDA are non-GAAP supplemental financial measures that management and external users of the Company’s consolidated financial statements, such as industry analysts, investors, lenders and rating agencies, use to assess the effects of the noncontrolling interests in relation to:

•      the Company’s operating performance as compared to other companies in its industry;

•      the ability of the Company’s assets to generate sufficient cash flow to make distributions to its investors;

•      the Company’s ability to incur and service debt and fund capital expenditures; and

•      the viability of acquisitions and other capital expenditure projects and the returns on investment of various investment opportunities.

The Company believes that adjusted EQT Midstream Partners EBITDA and noncontrolling interest portion of adjusted EQT Midstream Partners EBITDA provide useful information to investors in assessing the Company’s financial condition and results of operations. Adjusted EQT Midstream Partners EBITDA and noncontrolling interest portion of adjusted EQT Midstream Partners EBITDA should not be considered as alternatives to EQM’s net income, operating income, or any other measure of financial performance or liquidity presented in accordance with GAAP. Adjusted EQT Midstream Partners EBITDA and noncontrolling interest portion of adjusted EQT Midstream Partners EBITDA have important limitations as analytical tools because they exclude some, but not all, items that affect EQM’s net income. Additionally, because adjusted EQT Midstream Partners EBITDA and noncontrolling interest portion of adjusted EQT Midstream Partners EBITDA may be defined differently by other companies in the Company’s or EQM’s industries, the definition of adjusted EQT Midstream Partners EBITDA and noncontrolling interest portion of adjusted EQT Midstream Partners EBITDA may not be comparable to similarly titled measures of other companies, thereby diminishing their utility. The table below reconciles adjusted EQT Midstream Partners EBITDA and noncontrolling interest portion of adjusted EQT Midstream Partners EBITDA to EQM’s net income, as derived from the statements of consolidated operations to be included in EQM’s report on Form 10-Q for the quarter ended June 30, 2015.

	Three Months Ended June 30,		Six Months Ended June 30,
(thousands, unless noted)	2015	2014	2015	2014
Net Income, EQT Midstream Partners	$91,319	$58,968	$186,625	$113,966
Add:
Interest expense, net	11,640	6,629	23,097	12,284
Depreciation, depletion and amortization	12,258	10,436	24,185	20,433
Income tax expense	—	7,362	6,703	19,595
Non-cash long-term compensation expense	239	827	805	1,805
Less:
Equity income	(394)	—	(394)	—
Other income, net	(1,169)	(559)	(1,883)	(828)
Capital lease payments for AVC	(3,427)	(4,216)	(12,271)	(11,195)
Adjusted EBITDA attributable to Jupiter prior to acquisition(a)	—	(9,496)	—	(34,733)
Adjusted EBITDA attributable to NWV Gathering prior to acquisition(b)	—	(12,771)	(19,841)	(23,058)
Adjusted EQT Midstream Partners EBITDA	$110,466	$57,180	$207,026	$98,269

Noncontrolling interest ownership percentage(c)	68.9%	60.0%	66.8%	58.2%
Noncontrolling interest portion of Adjusted EQT Midstream Partners EBITDA	$76,078	$34,302	$138,273	$57,153

(a)         Adjusted EBITDA attributable to Jupiter for the three and six months ended June 30, 2014 was calculated as net income of $5.5 million and $20.1 million, respectively plus depreciation and amortization expense of $0.6 million and $2.1 million, respectively, plus income tax expense of $3.4 million and $12.5 million, respectively.

(b)         Adjusted EBITDA attributable to NWV Gathering for the six months ended June 30, 2015 was calculated as net income of $11.1 million plus depreciation and amortization expense of $2.0 million plus income tax expense of $6.7 million. Adjusted EBITDA attributable to NWV Gathering for the three and six months ended June 30, 2014 was calculated as net income of $6.9 million and $12.4 million, respectively, plus depreciation and amortization expense of $1.9 million and $3.5 million, respectively, plus income tax expense of $4.0 million and $7.1 million, respectively.

(c)          Represents weighted average noncontrolling interest ownership percentage for the period, which considers the impact of the 9.9% noncontrolling interest in EQGP.

Q2 2015 Webcast Information

The Company’s conference call with securities analysts begins at 10:30 a.m. Eastern Time today and will be broadcast live via the Company’s web site at http://www.eqt.com, and on the investor information page of the Company’s web site at http://ir.eqt.com, with a replay available for seven days following the call.

EQT Midstream Partners, LP and EQT GP Holdings, LP, for which EQT Corporation is the parent company, will also host a joint earnings teleconference with security analysts today, beginning at 11:30 a.m. Eastern Time. The call will be broadcast live via http://www.eqtmidstreampartners.com, with a replay available for seven days following the call.

EQT Management speaks to investors from time-to-time and the analyst presentation for these discussions, which is updated periodically, is available via the Company’s investor relations website at http://ir.eqt.com.

About EQT Corporation:

EQT Corporation is an integrated energy company with emphasis on Appalachian area natural gas production, gathering, and transmission. With more than 125 years of experience, EQT continues to be a leader in the use of advanced horizontal drilling technology — designed to minimize the potential impact of drilling-related activities and reduce the overall environmental footprint. Through safe and responsible operations, the Company is committed to meeting the country’s growing demand for clean-burning energy, while continuing to provide a rewarding workplace and enrich the communities where its employees live and work. EQT also owns a 90% limited partner interest in EQT GP Holdings, LP. EQT GP Holdings, LP owns a 30% limited partner interest and 2% general partner interest, including 100% of the incentive distribution rights, in EQT Midstream Partners, LP.

Visit EQT Corporation at www.EQT.com.

Cautionary Statements

The United States Securities and Exchange Commission (SEC) permits oil and gas companies, in their filings with the SEC, to disclose only proved, probable and possible reserves that a company anticipates as of a given date to be economically and legally producible and deliverable by application of development projects to known accumulations. We use certain terms, such as “EUR” (estimated ultimate recovery) and “3P” (proved, probable and possible), that the SEC’s guidelines prohibit us from including in filings with the SEC. These measures are by their nature more speculative than estimates of reserves prepared in accordance with SEC definitions and guidelines and accordingly are less certain.

Total sales volume per day (or daily production) is an operational estimate of the daily production or sales volume on a typical day (excluding curtailments).

EBITDA is defined as earnings before interest, taxes, depreciation, and amortization and is not a financial measure calculated in accordance with GAAP. EBITDA is a non-GAAP supplemental financial measure that the Company’s management and external users of the Company’s financial statements, such as industry analysts, investors, lenders and rating agencies, may use to assess: (i) the Company’s performance versus prior periods; (ii) the Company’s operating performance as compared to other companies in its industry; (iii) the ability of the Company’s assets to generate sufficient cash flow to make distributions to its investors; (iv) the Company’s ability to incur and service debt and fund capital expenditures; and (v) the viability of acquisitions and other capital expenditure projects and the returns on investment of various investment opportunities.

The Company is unable to provide a reconciliation of projected EBITDA to projected operating income, the most comparable financial measure calculated in accordance with GAAP, due to the unknown effect, timing and potential significance of certain income statement items.

Similarly, the Company is unable to provide a reconciliation of its projected operating cash flow to projected net cash provided by operating activities, the most comparable financial measure calculated in accordance with GAAP, because of uncertainties associated with projecting future net income and changes in assets and liabilities.

Disclosures in this news release contain certain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. Statements that do not relate strictly to historical or current facts are forward-looking. Without limiting the generality of the foregoing, forward-looking statements contained in this news release specifically include the expectations of plans, strategies, objectives and growth and anticipated financial and operational performance of the Company and its subsidiaries, including guidance regarding the Company’s strategy to develop its Marcellus and other reserves; drilling plans and programs (including the number, type, feet of pay and location of wells to be drilled); projected natural gas prices, basis, recoveries and average differential; total resource potential, reserves, EUR, expected decline curve and reserve replacement ratio; projected production sales volume and growth rates (including liquids sales volume and growth rates); projected finding and development costs, operating costs, unit costs, well costs and midstream revenue deductions; projected gathering and transmission volume and growth rates; projected firm pipeline capacity and sales; the Company’s access to, and timing of, capacity on pipelines; infrastructure programs (including the timing, cost and capacity of the transmission and gathering expansion projects); the timing, cost, capacity and expected interconnects with facilities and pipelines of the Ohio Valley Connector and Mountain Valley Pipeline (MVP) projects; the ultimate terms, partners and structure of the MVP joint venture; technology (including drilling and completion techniques); projected EQT Midstream and EQT Midstream Partners, LP (EQM) EBITDA; monetization transactions, including asset sales (dropdowns) to EQM and other asset sales, joint ventures or other transactions involving the Company’s assets; the Company’s use of proceeds from the initial public offering of EQGP common units; the projected cash flows resulting from the Company’s limited partner interests in EQGP; internal rate of return (IRR) and returns per well; projected capital expenditures; the amount and timing of any repurchases under the Company’s share repurchase authorization; liquidity and financing requirements, including funding sources and availability; projected operating revenues, cash flows and cash-on-hand; hedging strategy; the effects of government regulation and litigation; the dividend and distribution amounts and rates; and tax position. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from projected results. Accordingly, investors should not place undue reliance on forward-looking statements as a prediction of actual results. The Company has based these forward-looking statements on current expectations and assumptions about future events. While the Company considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks and uncertainties, many of which are difficult to predict and beyond the Company’s control. The risks and uncertainties that may affect the operations, performance and results of the Company’s business and forward-looking statements include, but are not limited to, those set forth under Item 1A, “Risk Factors,” of the Company’s Form 10-K for the year ended December 31, 2014, as updated by any subsequent Form 10-Qs.

Any forward-looking statement speaks only as of the date on which such statement is made and the Company does not intend to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise.

Information in this news release regarding EQGP and its subsidiaries, including EQM, is derived from publicly available information published by the partnerships.

EQT analyst inquires:

Patrick Kane — Chief Investor Relations Officer

412.553.7833

pkane@eqt.com

EQT Midstream Partners / EQT GP Holdings analyst inquires:

Nate Tetlow — Investor Relations Director

412.553.5834

ntetlow@eqt.com

Media inquiries please contact:

Natalie Cox — Corporate Director, Communications

412.395.3941

ncox@eqt.com

Source: EQT Corporation

EQT CORPORATION AND SUBSIDIARIES

STATEMENTS OF CONSOLIDATED INCOME (UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
	(Thousands, except per share amounts)
Revenues:
Sales of natural gas, oil, and NGLs	$367,342	$485,181	$947,707	$1,070,373
Pipeline and marketing services	61,573	49,512	146,389	135,299
Gain (loss) on derivatives not designated as hedges	4,259	(8,525)	47,851	(17,879)
Total operating revenues	433,174	526,168	1,141,947	1,187,793

Operating expenses:
Transportation and processing	62,942	51,723	122,676	96,898
Operation and maintenance	32,061	27,587	60,308	52,808
Production	31,492	31,882	62,848	63,822
Exploration	11,422	7,452	23,976	8,871
Selling, general and administrative	65,404	63,283	132,782	112,251
Depreciation, depletion and amortization	196,819	157,219	391,564	309,330
Total operating expenses	400,140	339,146	794,154	643,980

Gain on sale / exchange of assets	—	37,749	—	37,749
Operating income	33,034	224,771	347,793	581,562

Other income	2,689	2,579	3,628	5,130
Interest expense	36,833	31,873	74,049	63,841
(Loss) income before income taxes	(1,110)	195,477	277,372	522,851
Income tax (benefit) expense	(64,857)	59,089	(7,543)	175,424
Income from continuing operations	63,747	136,388	284,915	347,427
Income from discontinued operations, net of tax	—	1,876	—	1,772
Net income	63,747	138,264	284,915	349,199
Less: Net income attributable to noncontrolling interests	58,211	27,343	105,952	46,085
Net income attributable to EQT Corporation	$5,536	$110,921	$178,963	$303,114

Amounts attributable to EQT Corporation:
Income from continuing operations	$5,536	$109,045	$178,963	$301,342
Income from discontinued operations, net of tax	—	1,876	—	1,772
Net income	$5,536	$110,921	$178,963	$303,114

Earnings per share of common stock attributable to EQT Corporation:
Basic:
Weighted average common stock outstanding	152,454	151,744	152,220	151,522
Income from continuing operations	$0.04	$0.72	$1.18	$1.99
Income from discontinued operations, net of tax	—	0.01	—	0.01
Net income	$0.04	$0.73	$1.18	$2.00
Diluted:
Weighted average common stock outstanding	152,877	152,570	152,751	152,537
Income from continuing operations	$0.04	$0.72	$1.17	$1.98
Income from discontinued operations, net of tax	—	0.01	—	0.01
Net income	$0.04	$0.73	$1.17	$1.99
Dividends declared per common share	$0.03	$0.03	$0.06	$0.06

EQT Corporation

Price Reconciliation

	Three Months Ended June 30,		Six Months Ended June 30,
in thousands (unless noted)	2015	2014	2015	2014
LIQUIDS
NGLs:
Sales volume (MMcfe) (a)	12,444	7,954	25,725	15,721
Sales volume (Mbbls)	2,074	1,326	4,288	2,620
Gross price ($/Bbl)	$15.58	$43.78	$18.97	$49.67
Gross NGL sales	$32,304	$58,034	$81,318	$130,148
Third-party processing	(18,733)	(15,755)	(37,114)	(27,573)
Net NGL sales	$13,571	$42,279	$44,204	$102,575
Oil:
Sales volume (MMcfe) (a)	1,138	395	2,148	699
Sales volume (Mbbls)	190	66	358	116
Net price ($/Bbl)	$45.91	$89.75	$41.99	$86.85
Net oil sales	$8,706	$5,903	$15,034	$10,117

Net liquids sales	$22,277	$48,182	$59,238	$112,692

NATURAL GAS
Sales volume (MMcf)	133,469	101,788	264,376	199,839
NYMEX price ($/MMBtu)	$2.64	$4.67	$2.81	$4.79
Btu uplift	$0.23	$0.37	$0.25	$0.36
Gross natural gas price ($/Mcf)	$2.87	$5.04	$3.06	$5.15

Basis ($/Mcf)	$(1.22)	$(0.84)	$(1.11)	$(0.55)
Recoveries ($/Mcf) (b)	0.50	0.33	1.00	0.79
Cash settled basis swaps (not designated as hedges) ($/Mcf)	(0.02)	—	(0.04)	(0.05)
Average differential ($/Mcf)	$(0.74)	$(0.51)	$(0.15)	$0.19

Average adjusted price - unhedged ($/Mcf)	$2.13	$4.53	$2.91	$5.34
Cash settled derivatives (cash flow hedges) ($/Mcf)	0.53	(0.18)	0.53	(0.24)
Cash settled derivatives (not designated as hedges) ($/Mcf)	0.25	0.01	0.17	—
Average adjusted price, including cash settled derivatives ($/Mcf)	$2.91	$4.36	$3.61	$5.10

Net natural gas sales, including cash settled derivatives	$388,683	$444,159	$954,263	$1,021,862

TOTAL PRODUCTION
Total net natural gas & liquids sales, including cash settled derivatives	$410,960	$492,341	$1,013,501	$1,134,554
Total sales volume (MMcfe)	147,051	110,136	292,249	216,259

Net natural gas & liquids price, including cash settled derivatives ($/Mcfe)	$2.80	$4.47	$3.47	$5.25

Midstream Deductions ($/Mcfe)
Gathering to EQT Midstream	$(0.75)	$(0.74)	$(0.75)	$(0.74)
Transmission to EQT Midstream	(0.20)	(0.19)	(0.19)	(0.20)
Third-party gathering and transmission costs	(0.44)	(0.54)	(0.45)	(0.54)
Total midstream deductions	$(1.39)	$(1.47)	$(1.39)	$(1.48)
Average realized price to EQT Production ($/Mcfe)	$1.41	$3.00	$2.08	$3.77
Gathering and transmission to EQT Midstream ($/Mcfe)	$0.95	$0.93	$0.94	$0.94
Average realized price to EQT Corporation ($/Mcfe)	$2.36	$3.93	$3.02	$4.71

(a)        NGLs and crude oil were converted to Mcfe at the rate of six Mcfe per barrel for all periods.

(b)        Recoveries represent differences in natural gas prices between the Appalachian Basin and the sales points of other markets reached by utilizing transportation capacity, differences in natural gas prices between Appalachian Basin and fixed price sales contracts, term sales with fixed differentials to NYMEX and other marketing activity, including the sale of unused capacity. Recoveries includes approximately $0.19 and $0.20 per Mcf for the three months ended June 30, 2015 and 2014, respectively, and $0.21 and $0.18 per Mcf for the six months ended June 30, 2015 and 2014, respectively, for the sale of unused capacity.

UNIT COSTS

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Production segment costs: ($/Mcfe)
LOE	$0.12	$0.14	$0.12	$0.14
Production taxes	0.09	0.15	0.10	0.15
SG&A	0.21	0.30	0.25	0.27
	$0.42	$0.59	$0.47	$0.56
Midstream segment costs: ($/Mcfe)
Gathering and transmission	$0.18	$0.21	$0.17	$0.20
SG&A	0.14	0.16	0.14	0.15
	$0.32	$0.37	$0.31	$0.35
Total ($/Mcfe)	$0.74	$0.96	$0.78	$0.91

EQT PRODUCTION

RESULTS OF OPERATIONS

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
OPERATIONAL DATA

Sales volume detail (MMcfe):
Horizontal Marcellus Play (a)	122,406	85,848	243,877	168,974
Horizontal Huron Play	9,401	7,859	18,534	14,978
Other	15,244	16,429	29,838	32,307
Total production sales volumes (b)	147,051	110,136	292,249	216,259

Average daily sales volumes (MMcfe/d)	1,616	1,210	1,615	1,195

Average realized price to EQT Production ($/Mcfe)	$1.41	$3.00	$2.08	$3.77

Lease operating expenses (LOE), excluding production taxes ($/Mcfe)	$0.12	$0.14	$0.12	$0.14
Production taxes ($/Mcfe)	$0.09	$0.15	$0.10	$0.15
Production depletion ($/Mcfe)	$1.16	$1.21	$1.16	$1.21

Depreciation, depletion and amortization (DD&A) (thousands):
Production depletion	$170,856	$133,661	$339,884	$262,218
Other DD&A	2,475	2,590	4,910	5,272
Total DD&A (thousands)	$173,331	$136,251	$344,794	$267,490

Capital expenditures (thousands)	$520,315	$932,463	$1,002,289	$1,343,547

FINANCIAL DATA (thousands)

Revenues:
Production sales	$238,410	$381,273	$696,358	$921,047
Gain (loss) for hedging ineffectiveness	—	987	—	(21,273)
Gain (loss) on derivatives not designated as hedges	5,177	(8,728)	49,423	(13,868)
Total operating revenues	243,587	373,532	745,781	885,906

Operating expenses:
Transportation and processing	62,629	51,432	122,269	96,061
LOE, excluding production taxes	18,273	15,513	34,807	30,360
Production taxes	13,219	16,369	28,041	33,462
Exploration expense	11,421	7,439	23,965	8,851
Selling, general and administrative (SG&A)	31,600	32,825	72,948	58,774
DD&A	173,331	136,251	344,794	267,490
Total operating expenses	310,473	259,829	626,824	494,998
Gain on sale / exchange of assets	—	30,986	—	30,986
Operating (loss) income	$(66,886)	$144,689	$118,957	$421,894

(a)        Includes Upper Devonian wells.

(b)        NGLs and crude oil were converted to Mcfe at the rate of six Mcfe per barrel for all periods.

EQT MIDSTREAM

RESULTS OF OPERATIONS

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
OPERATIONAL DATA
Net operating revenues (thousands):
Gathering
Firm reservation fee revenues	$68,290	$9,720	$126,664	$11,009
Volumetric based fee revenues:
Usage fees under firm contracts (a)	7,203	11,107	16,752	11,107
Usage fees under interruptible contracts	47,441	70,377	108,378	158,464
Total volumetric based fee revenues	54,644	81,484	125,130	169,571
Total gathering net revenues	$122,934	$91,204	$251,794	$180,580

Transmission
Firm reservation fee revenues	$50,091	$38,847	$111,945	$80,652
Volumetric based fee revenues:
Usage fees under firm contracts (a)	10,002	11,041	18,577	19,917
Usage fees under interruptible contracts	990	1,632	2,525	3,060
Total volumetric based fee revenues	10,992	12,673	21,102	22,977
Total transmission net revenues	$61,083	$51,520	$133,047	$103,629

Storage, marketing and other revenues	5,354	9,620	11,135	16,840
Total net operating revenues	$189,371	$152,344	$395,976	$301,049

Gathered volumes (BBtu per day):
Firm reservation	1,136	155	1,052	78
Volumetric based services (b)	870	1,337	978	1,369
Total gathered volumes	2,006	1,492	2,030	1,447

Gathering and compression expense ($/MMBtu)	$0.13	$0.16	$0.12	$0.16

Transmission pipeline throughput (BBtu per day):
Firm capacity reservation	1,825	1,240	1,924	1,289
Volumetric based services (b)	257	436	236	351
Total transmission pipeline throughput	2,082	1,676	2,160	1,640

Average contracted firm transmission reservation commitments (BBtu per day)	2,362	1,745	2,655	1,878

Capital expenditures (thousands)	$164,542	$112,305	$237,117	$197,224

FINANCIAL DATA (thousands)
Total operating revenues	$192,430	$162,345	$400,656	$328,571
Purchased gas costs	3,059	10,001	4,680	27,522
Total net operating revenues	189,371	152,344	$395,976	301,049
Operating expenses:
Operation and maintenance (O&M)	31,835	27,444	60,028	52,598
SG&A	25,951	22,006	51,429	41,479
DD&A	23,393	21,130	46,588	42,139
Total operating expenses	81,179	70,580	158,045	136,216
Gain on sale / exchange of assets	—	6,763	—	6,763
Operating income	$108,192	$88,527	$237,931	$171,596

(a)         Includes commodity charges and fees on volumes gathered or transported in excess of firm contracted capacity.

(b)         Includes volumes gathered or transported under interruptible contracts and volumes in excess of firm contracted capacity.